UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 4, 2011
(November 4, 2011)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2011, PNM Resources, Inc. (“PNMR”) entered into a Sale and Purchase Agreement (the “Sale and Purchase Agreement”) with Cascade Investment, L.L.C. (“Cascade”) under which PNMR will purchase from Cascade the lesser of (i) 7,019,550 shares of its common stock, no par value (the “Common Stock”) and (ii) the number of shares of Common Stock equal to $156,525,490 divided by the purchase price per share (rounded down to the nearest whole share). The Sale and Purchase Agreement provides that the Common Stock will be purchased at a price per share equal to the product of (a) 0.98 and (b) the arithmetic mean of the volume weighted average price on each trading day in the period beginning October 27, 2011 and ending November 9, 2011. The repurchase of the Common Stock is anticipated to close on November 10, 2011. In the event that the volume weighted average price on any trading day in the period beginning October 27, 2011 and ending November 9, 2011, inclusive, is less than $14.1811 per share, Cascade will have the option not to close the transaction. Similarly, in the event that the volume weighted average price on any trading day in the period beginning October 27, 2011 and ending November 9, 2011, inclusive, is greater than $21.2717 per share, PNMR will have the option not to close the transaction. Any repurchased shares will become authorized but unissued shares of common stock.

The foregoing description of the Sale and Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Sale and Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Sale and Purchase Agreement, dated as of November 4, 2011, by and between PNM Resources, Inc. and Cascade Investment, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. (Registrant)

Date: November 4, 2011	/s/ Thomas G. Sategna
Thomas G. Sategna Vice President and Corporate Controller (Officer duly authorized to sign this report)

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